Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-32296) pertaining to the Rent-A-Center, Inc. 401(k) Retirement Savings Plan,

(2)	Registration Statement (Form S-8 No. 333-40958) pertaining to Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-62582) pertaining to Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-136615) pertaining to Rent-A-Center, Inc. 2006 Long-Term Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-139792) pertaining to Rent-A-Center, Inc. 2006 Equity Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-145121) pertaining to Rent-A-Center, Inc. Deferred Compensation Plan,

(7)	Registration Statement (Form S-8 No. 333-171926) pertaining to Rent-A-Center East, Inc. Retirement Savings Plan for Puerto Rico Employees, and

(8)	Registration Statement (Form S-8 No. 333-211859) pertaining to Rent-A-Center, Inc. 2016 Long-Term Incentive Plan;
of our reports dated February 28, 2020, with respect to the consolidated financial statements of Rent-A-Center, Inc. and the effectiveness of internal control over financial reporting of Rent-A-Center, Inc. included in this Annual Report (Form 10-K) of Rent-A-Center, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP
Dallas, Texas
February 28, 2020